Exhibit 99.1

Marrone Bio Innovations, Inc. Reports Second-Quarter 2021 Financial Results

DAVIS, Calif. – August 16, 2021 – Marrone Bio Innovations, Inc. (NASDAQ: MBII), an international leader in sustainable bioprotection and plant health solutions, has provided its financial results for the second quarter ended June 30, 2021. Key results include:

●	The net loss in the second quarter was $3 million, a 6% increase, and Adjusted EBITDA was a loss of $0.7 million, a 51% improvement. For the first half of 2021, net income (loss) and Adjusted EBITDA improved 36% and 63%, respectively.
●	Second quarter revenues rose 3%, with growth in specialty and row crop products constrained by challenging weather and supply chain conditions.
●	Gross profit in the second quarter increased by 5%, resulting in gross margins of 61.7%, the 11th consecutive quarter of gross margins in excess of 50%.

Selected Financial Highlights

$ in millions	Q2 2021	Q2 2020	% Increase (Decrease)	H1 2021	H1 2020	% Increase (Decrease)
Revenues	$12.6	$12.2	3%	$23.6	$21.8	8%
Gross Profit	$7.8	$7.4	5%	$14.7	$13.0	14%
Gross Margin	61.7%	60.6%	+110bps	62.3%	59.3%	+300bps
Operating Expenses	$10.1	$9.4	8%	$20.1	$20.6	(2)%
Operating Expense Ratio	80%	77%	+300bps	85%	94%	-900bps
Net Income (Loss)	$(3.0)	$(2.9)	6%	$(6.3)	$(9.9)	(36)%
Adjusted EBITDA[1]	$(0.7)	$(1.5)	(51)%	$(1.9)	$(5.2)	(63)%
Cash Used in Operations	$(1.3)	$(1.5)	(14)%	$(6.3)	$(7.7)	(19)%

1Adjusted EBITDA is a non-GAAP financial measure and is described in relation to its most directly comparable GAAP measure under “Use of Non-GAAP Financial Information” below.

Second Quarter 2021 Financial and Operational Summary

○	Second quarter revenues increased by 3% to $12.6 million. Revenue growth was hampered by severe drought in the western United States, which lowered overall market demand for insecticides and fungicides. Compared with sales in second quarter of 2020, seed treatment sales were stronger in the United States but softer in Europe and Latin America, where supply chain and COVID-related constraints affected the timing of sales. Revenues from the Venerate family of insecticides and nematicides in specialty crop markets grew in Mexico and parts of Central and Latin America.

○	Gross profit was $7.8 million as compared with $7.4 million in the second quarter of 2020, with gross margins of 61.7%. A favorable product mix contributed to the 5% improvement in gross profit and the 110 basis point improvement in gross margins.
○	Operating expenses were $10.1 million for the quarter, and in line with the company’s commitment to maintain operating expenses flat with those in the prior year, plus inflation. The operating expense ratio – a key performance indicator that compares operating expenses to revenues – was 80%. In comparison, operating expenses of $9.4 million in the second quarter of 2020 benefited by a $1.4 million offset from a Paycheck Protection Program (PPP) loan secured to retain employees supporting the essential agricultural industry during the COVID-19 pandemic
○	The net loss in the second quarter of 2021 was $3.0 million as compared with the net loss in the second quarter of 2020 of $2.9 million, which included the $1.4 million benefit of the PPP loan. Adjusted EBITDA was a loss of $0.7 million, as compared with an Adjusted EBITDA loss of $1.5 million in the same period last year. The company’s continued gross margin expansion and cost containment contributed to the improvement. Adjusted EBITDA is further described under “Use of Non-GAAP Financial Information” below.
○	Cash used in operations of $1.3 million improved by 14%, largely driven by more efficient use of working capital. Cash used in operations in the second quarter of 2020 of $1.5 million included the benefit of $1.7 million in proceeds from the PPP loan.

First Half 2021 Financial and Operational Summary

○	Revenues in the first half of 2021 improved by 8% to $23.6 million. The company saw growth in its bioinsecticides, primarily used in specialty crops, even as adverse weather conditions in the western United States reduced the size of the available pesticide market. Sales of seed treatment products were strongest in the United States. Supply chain and COVID-related issues in Europe and Latin America delayed sales of plant health products, and the company anticipates recovering much of those revenues in the second half of the year.
○	Gross profit of $14.7 million was a 14% increase from $13 million in gross profit in the first half of 2020. A favorable mix of seed treatment sales in the first half boosted gross margins by 300 basis points to 62.3%.
○	First half 2021 operating expenses of $20.1 million were 2% lower than operating expenses of $20.6 million in the same period last year. Operating expenses in the first half of 2020 also benefited by a $1.4 million offset from the PPP loan. The operating expense ratio for the first six months improved by 900 basis points to 85% as a result of ongoing cost management efforts.
○	The net loss of $6.3 million for the first half of the year was a 36% improvement as compared with the net loss of $9.9 million in the first six months of 2020. In comparison, the net loss in the first half of 2020 included non-cash adjustments related to warrant exercises, stock compensation and amortization charges, as well as the benefit of the PPP loan.
○	First half 2021 Adjusted EBITDA was a loss of $1.9 million, a 63% improvement from the loss of $5.2 million in the same period in 2020. Growth across revenues and gross profit, coupled with cost discipline, drove the performance. Adjusted EBITDA is further described under “Use of Non-GAAP Financial Information” below.
○	Cash used in operations was $6.3 million in the first six months of the 2021, a 19 percent improvement. Cash used in operations was $7.7 million in the first half of 2020, which included $1.7 million in proceeds from the PPP loan.

Management Commentary

“Despite external short-term headwinds, we grew revenues and made significant improvements across our key metrics – particularly Adjusted EBITDA – in the first half of the year. We expect to return to a more normalized revenue growth rate in the second half of the year, while carefully managing discretionary spending to ensure we continue our progress toward delivering Adjusted EBITDA breakeven in the near-term,” said Chief Executive Officer Kevin Helash.

“For the full year, we are projecting revenue growth in the mid-teens, and annual gross margins in the upper 50% range. We expect operating expenses to remain in line with those for 2020, adjusting for inflation,” Helash added. “We have multiple avenues to achieve Adjusted EBITDA breakeven, and believe we can sustain our upward trajectory and advance our leadership in sustainable agriculture.”

Conference Call and Webcast

Management will host an investor conference call at 4:30 p.m. ET (1:30 p.m. PT) on August 16, 2021 to discuss Marrone Bio Innovations’ second quarter 2021 financial results, provide a corporate update, and conclude with a Q&A from participants. To participate, please use the following information:

Q2 2021 Conference Call and Webcast

Date: Monday, August 16, 2021

Time: 1:30 p.m. Pacific time (4:30 p.m. Eastern time)

U.S. Dial-in: (844) 612-2103

International Dial-in: (918) 922-3145

Conference ID: 8750498

Webcast: https://edge.media-server.com/mmc/p/ozmar3vh

Please dial in at least 10 minutes before the start of the call to ensure timely participation. A playback of the call will be available through September 1, 2021. To listen, call (855) 859-2056, (404) 537-3406 or (800) 585-8367. Please use the conference ID number 8750498 . A webcast will also be available for 30 days on the IR section of the Marrone Bio Innovations website or by clicking here: https://investors.marronebio.com/

About Marrone Bio Innovations

Marrone Bio Innovations Inc. (NASDAQ: MBII) is a growth-oriented agricultural company leading the movement to environmentally sustainable farming practices through the discovery, development and sale of innovative biological products for crop protection, crop health and crop nutrition. Our portfolio of 15 products helps customers operate more sustainably while increasing their return on investment. The company’s commercial products are sold globally and supported by a robust portfolio of more than 500 issued and pending patents. Our end markets include row crops; fruits and vegetables; trees, nuts and vines; and greenhouse production. Marrone Bio’s research and development program uses proprietary technologies to isolate and screen naturally occurring microorganisms and plant extracts to create new, environmentally sound solutions in agriculture.

Learn more about Marrone Bio Innovations at www.marronebio.com. We also use our investor relations website, https://investors.marronebio.com, as well as our corporate Twitter account, @Marronebio, as means of disclosing material non-public information, and encourage our investors and others to monitor and review the information we make public in these locations. Follow us on social media: Twitter, LinkedIn and Instagram.

Non-GAAP Financial Measures

This earnings release discusses Adjusted EBITDA which is not a financial measure as defined by GAAP. This financial measure is presented as a supplemental measure of operating performance because we believe it can aid in, and enhance, the understanding of our financial results. In addition, we use Adjusted EBITDA as a measure internally for budgeting purposes.

We define Adjusted EBITDA as net income (loss) before (1) interest expense (income), net, (2) income tax expense (benefit), (3) depreciation, (4) amortization of intangible assets, (5) stock-based compensation expense, plus (6) from time to time, certain other items which are specific transaction-related items. Other companies may define or calculate this measure differently, limiting the usefulness as a comparative measure. Because of this limitation, this non-GAAP financial measure should not be considered in isolation or as substitute for or superior to performance measures calculated in accordance with GAAP and should be read in conjunction with the financial statement tables.

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2021	2020	2021	2020
Net Loss (AS REPORTED)	$(3,035)	$(2,870)	$(6,296)	$(9,894)
Taxes	3	46	44	80
Interest expense	355	331	748	668
Depreciation and amortization	877	890	1,751	1,781
EBITDA	$(1,800)	$(1,603)	$(3,753)	$(7,365)
Stock based compensation	881	884	1,796	1,791
Loss on issuance of new warrants	—	—	—	1,391
Change in fair value of contingent consideration	178	600	44	363
Reduction in expenses related to PPP funds	—	(1,396)	—	(1,396)
Adjusted EBITDA	$(741)	$(1,515)	$(1,913)	$(5,216)

Marrone Bio Innovations Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing the company’s views as of any subsequent date. Examples of such statements include financial guidance and other statements regarding the company’s future revenue growth, margins, operating expenses, other financial results and progress toward breakeven on an Adjusted EBITDA basis; adoption of the company’s seed treatment, anticipated new product launches in the United States and Europe and further global expansion of the company’s business; and the potential benefits and value of the company’s products. Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including the recent uncertainty in the global economy and industry-specific economy caused by the COVID-19 pandemic, consumer, regulatory and other factors affecting demand for the company’s products, any difficulty in expanding the company’s sales and marketing infrastructure or marketing the company’s products in global markets, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, adverse actions by distributors, manufacturers, regulatory agencies and other relevant third parties and costs associated with any strategic acquisitions or other business opportunities we elect to pursue. Additional information that could lead to material changes in the company’s performance is contained in its filings with the Securities and Exchange Commission. The company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Marrone Bio Innovations Contact:

Clyde Montevirgen

Vice President of Business Development & Investor Relations

Telephone: 530-750-2800

info@marronebio.com

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Balance Sheets

(In Thousands, Except Par Value)

	JUNE 30,	DECEMBER 31,
	2021	2020
	(Unaudited)	Audited
Assets
Current assets:
Cash and cash equivalents	$17,465	$15,841
Accounts receivable	14,503	10,113
Inventories	6,479	6,618
Prepaid expenses and other current assets	1,595	1,688
Total current assets	40,042	34,260
Property, plant and equipment, net	12,598	12,565
Right of use assets, net	3,574	3,760
Intangible assets, net	20,211	21,383
Goodwill	6,740	6,740
Restricted cash	1,560	1,560
Other assets	893	929
Total assets	$85,618	$81,197

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,759	$1,895
Accrued liabilities	10,943	11,650
Deferred revenue, current portion	388	374
Lease liability, current portion	1,170	1,008
Debt, current portion, net	12,229	9,301
Total current liabilities	26,489	24,228
Deferred revenue, less current portion	1,328	1,628
Lease liability, less current portion	2,682	3,050
Debt, less current portion, net	11,295	11,479
Debt due to related parties	7,300	7,300
Other liabilities	1,844	2,102
Total liabilities	50,938	49,787
Commitments and contingencies
Stockholders’ equity:
Preferred stock: $0.00001 par value; 20,000 shares authorized and no shares issued or outstanding at June 30, 2021 and December 31, 2020	—	—
Common stock: $0.00001 par value; 250,000 shares authorized, 176,229 and 167,478 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	1	1
Additional paid in capital	381,792	372,226
Accumulated deficit	(347,113)	(340,817)
Total stockholders’ equity	34,680	31,410
Total liabilities and stockholders’ equity	$85,618	$81,197

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2021	2020	2021	2020
Revenues:
Product	$12,476	$12,063	$23,380	$21,598
License	122	115	256	230
Total revenues	12,598	12,178	23,636	21,828
Cost of product revenues	4,830	4,794	8,899	8,875
Gross profit	7,768	7,384	14,737	12,953
Operating Expenses:
Research, development and patent	2,836	2,312	5,348	5,546
Selling, general and administrative	7,288	7,078	14,771	15,071
Total operating expenses	10,124	9,390	20,119	20,617
Loss from operations	(2,356)	(2,006)	(5,382)	(7,664)
Other income (expense):
Interest expense	(355)	(331)	(748)	(668)
Loss on issuance of new warrants	—	—	—	(1,391)
Change in fair value of contingent consideration	(178)	(600)	(44)	(363)
Other income, net	(143)	113	(78)	272
Total other expense, net	(676)	(818)	(870)	(2,150)
Net loss before income taxes	$(3,032)	$(2,824)	$(6,252)	$(9,814)
Income tax expense	(3)	(46)	(44)	(80)
Net Loss	$(3,035)	(2,870)	$(6,296)	(9,894)
Basic and diluted net loss per common share:	$(0.02)	$(0.02)	$(0.04)	$(0.07)
Weighted-average shares outstanding used in computing basic and diluted net loss per common share:	175,570	148,096	172,229	144,834

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Statements of Cash Flows

(In Thousands)

	SIX MONTHS ENDED JUNE 30,
	2021	2020
Cash flows from operating activities
Net loss	$(6,296)	$(9,894)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,751	1,781
Gain on disposal of equipment	—	(9)
Change in inventory reserves	19	39
Right of use assets amortization	485	394
Share-based compensation	1,796	1,791
Non-cash interest expense	93	119
Loss on issuance of new warrants	—	1,391
Change in fair value of contingent consideration	44	(363)
Net changes in operating assets and liabilities:
Accounts receivable	(4,390)	(5,512)
Inventories	120	1,971
Prepaid Expenses and other assets	129	167
Accounts payable	(204)	(2,272)
Accrued and other liabilities	1,065	3,224
Lease Liability	(505)	(397)
Deferred revenue	(370)	(172)
Net cash used in operating activities	(6,263)	(7,742)
Cash flows from investing activities
Payment of consideration in connection with previous asset purchase	(750)	(890)
Purchases of property, plant and equipment	(544)	(403)
Proceeds from sale of equipment	—	2
Net cash used in investing activities	(1,294)	(1,291)
Cash flows from financing activities
Proceeds from secured borrowings	23,584	24,724
Repayment in secured borrowings	(20,666)	(19,759)
Repayment of debt	(155)	(356)
Equity offering costs	—	(64)
Net settlement of options	63	14
Proceeds from employee stock purchase plan	180	129
Exercise of warrants	6,175	8,544
Net cash provided by financing activities	9,181	13,232
Net increase in cash and cash equivalents and restricted cash	1,624	4,199
Cash and cash equivalents and restricted cash, beginning of period	17,401	7,812
Cash and cash equivalents and restricted cash, end of period	$19,025	$12,011

Supplemental disclosure of cash flow information
Cash paid for interest	$649	$565
Supplemental disclosure of non-cash investing and financing activities
Property, plant and equipment included in accounts payable and accrued liabilities	$68	$6
Right of use assets (non-cash) acquired	$299	$—
Conversion of accrued liabilities into equity associated with the granting of restricted stock units	$348	$632
Contingent consideration milestone settled in common shares	$1,004	$—